Exhibit 10.1

FIRST AMENDMENT TO PROMISSORY NOTE

This First Amendment to Promissory Note is made and entered into as of the 1st day of June 2011 by and between Brownwick, LLC, an Idaho limited liability company ("Borrower"), and Bruce P. Crane ("Lender").

WHEREAS, Lender holds that certain Promissory Note from Borrower issued on December 1, 2007 in the original principal amount of $201,903.64, a copy of which is attached hereto as Exhibit A (the "Original Note"); and

WHEREAS, Lender and Borrower desire to amend certain terms of the Original Note as provided herein.

NOW, THEREFORE, in consideration of the premises and covenants set forth herein, the parties hereto agree as follows:

1. Amendment. Effective as of June 1, 2011: (i) the amount of the monthly payments due under the Original Note shall be increased from $1,362.06 to $4,000.00 and the loan shall be amortized in accordance with the revised amortization schedule attached hereto as Exhibit B; (ii) the date the final payment is due shall be changed from April 1, 2035 to February 1, 2016; and (iii) the Lender's Call Option as described in Section 3(B) of the Original Note shall terminate and be of no further force or effect.

2. No Further Modification. Except as expressly set forth herein, the Original Note shall remain unmodified and shall continue in full force and effect.

In Witness Whereof, this First Amendment to Promissory Note has been duly executed by the parties hereto as of the date first written above.

Borrower: Brownwick, LLC

By /s/ John Hofman
John Hofman, Manager

Lender:

/s/ Bruce P. Crane
Bruce P. Crane

Exhibit A

PROMISSORY NOTE

THIS NOTE CONTAINS A CALL OPTION

NAMES OF ALL BORROWERS:	LENDER:
BROWNWICK, LLC. Mailing Address 322 W. GRIFFITH ROAD POCATELLO, ID 83201	BRUCE P. CRANE 1630 EAST SOUTH WEBER DRIVE SOUTH WEBER, UT 84405

LOAN NUMBER	DATE	YEARLY INTEREST RATE	Date Finance Charge Begins To Accrue	NUMBER OF PAYMENTS	DATE FIRST PAYMENT DUE
3	12/1/07	6.996% (MAX: 13.000%)	1/1/08	340	1/1/08

AMOUNT OF FIRST PAYMENT	AMOUNT OF OTHER PAYMENTS	DATE FINAL PAYMENT DUE	PRINCIPAL BALANCE
$1,362.06	$1,362.06	4/1/2035	$201,903.64

Margin	First Rate change Date	First Rate Change Date Maximum Change	Subsequent Rate Change Frequency	Subsequent Maximum Change Per Adjustments
N A	N A	N A	N A	N A

The words "I," "me," "my," and "us" refer to all Borrowers signing this Note. The words "you" and "your" refer to Lender or Lender's transferee.

1. BORROWER'S PROMISE TO PAY

In return for a loan that I have received, I promise to pay the Principal Balance shown above to the order of the Lender. I understand that the Lender may transfer this Note.

2. INTEREST

I will pay interest at the Yearly Interest Rate shown above. Interest will be charged on the unpaid principal beginning on the date shown above in the "Date Finance Charge Begins to Accrue" box and will continue until the Principal Balance has been paid in full. For purposes of computing interest, interest will be charged on the assumption that each monthly payment is received on the date it is due. If I have paid to you any prepaid finance charge in connection with this loan, such charge shall be earned in full on the date hereof and shall be nonrefundable in the event of any early prepayment of this loan.

3. PAYMENTS

A) Time and Place of Payments

I will pay the principal and interest by making payments each month. Each of my monthly payments will be in the "Amount of First Payment" box. I will make monthly payments on the same day of each month beginning on the date shown above in the "Date First Payment Due" box. I will make these payments every month until I have paid the Principal Balance of this Note and any other charges, described below, that I may owe under this Note. If on the "Date Final Payment Due" shown above I still owe amounts under this Note, I will pay all those amounts, in full, on that date, which is called the "maturity date." I will make monthly payments to the initial servicer, Bruce P. Crane, 1630 East South Weber Drive, South Weber, UT 84405, or to such other servicer or address, as you may subsequently require.

B) Lender's Call Option

You and I agree that, notwithstanding what section 3(A) states, you shall have the option to require that I pay in full all of the amounts owed under this Note on the 15th anniversary date of this Note (the "new maturity date"). This is called a "Call Option." If you decide to exercise this Call Option, you must give me notice of such decision at least ninety (90) days, but not more than one hundred twenty (120) days (unless another time period is required by law), before the new maturity date. This 30-day time period is the "Call Period." If you exercise your Call Option, I will pay you the full amount owed on or before the new maturity date. If I fail to pay the amount owed when it is due, you may invoke any remedies permitted by this Note or Deed of Trust for failing to pay as required.

I understand that if you exercise your Call Option, the amount due will be substantially greater than the amount of my regular monthly payment. I will have to pay the amount due out of other assets which I may own, or I will have to obtain a new loan from a lender. I understand that you are not obligated to refinance the loan.

If you do not notify me during this Call Period that you have decided to exercise this Call Option, then you lose your right to do so.

4. MY FAILURE TO PAY AS REQUIRED

A) Late Charge

If a payment is more than 15 days late, I will pay a late charge equal to 5% of the unpaid amount of the payment or $20, whichever is greater.

B) Check Collection Charge

If I make a payment by check, negotiable order of withdrawal, share draft or other negotiable instrument and that instrument is returned or dishonored for any reason, I will pay you a check collection charge. The amount of the charge will be any amount passed on to you by any financial institution in connection with such instrument not to exceed $20.

C) Default

I will be in default if:

(1) I do not pay the full amount of any monthly payment on time;

SEE PAGE 2 FOR ADDITIONAL IMPORTANT TERMS

I hereby acknowledge receipt of a completed and signed copy of this Note.

Bruce P Crane 12-1-07
Bruce P. Crane for Brownwick, LLC (Borrower)

John B Hofman 12-1-07
John B. Hofman for Brownwick, LLC (Borrower)

(2) I default under the Mortgage s defined in section 9 which secures this Note or under any other mortgage which I enter into with you;
(3) I make an assignment for the benefit of creditors;
(4) I violate or fail to abide by any term or condition of this Note or any other agreement I have with you;
(5) I have made any statement or representation to you in connection with this loan which is false or incorrect;
(6) I begin (or if someone else begins against me) a case in bankruptcy, receivership, reorganization, rehabilitation, insolvency or any other matter whether or not similar to them; or if a receiver, sequestrator, liquidator, trustee, guardian, conservator or other judicial representative is appointed for me or any of my property;
(7) My property becomes subject to a proceeding in eminent domain or other similar governmental action;
(8) Garnishment, attachment, levy or execution is issued against any of my property or effects (or any property of my ? or guarantor hereof); or
(9) You, in good faith, as defined in UCA Title 70A deem yourself to be insecure for any reason or believe that the prospect of payment by me on this Note (or any ? or guarantor hereof) is impaired.

If I am in default you may require me to pay immediately the full unpaid principal balance plus accrued and unpaid interest, and any other charges I owe under this Note.

D)Payment of Note Holder's Costs and Expense

If I default and you require me to pay immediately in full as described above, I promise to pay your reasonable attorney's fees if this loan is referred to an attorney, not your employee, for collection, and legally permitted foreclosure expenses and court costs.

5. MY RIGHT TO MAKE PREPAYMENTS

I have the right to make payments of principal before they are due. Any payment made before it is due is known as a "prepayment." A prepayment of only part of the unpaid principal is known as a "partial prepayment."

If I make a partial prepayment, there will be no changes in the amounts of my monthly payments, unless you agree to these changes. I may make a full or partial prepayment at any time without penalty. You earn any prepaid finance charge at the time the loan is made and no part of it will be refunded if I pay in full ahead of schedule. No fees or charges paid to you on the date of closing are refundable, unless required by law.

6. MY WAIVERS

I waive my rights to require you to do certain things. Those things are: (A) to demand payment of amounts due (known as "presentment"); (B) to give notice that amounts due have not been paid (known as "notice of dishonor"); (C) to obtain an official certificate of nonpayment (known as "protest"). Anyone else (i) who agrees to keep the promises made n this Note, or (ii) who agrees to make payments to you if I fail to keep my promises under this Note, or (iii) who signs this Note to transfer it to someone else (known as "guarantors, sureties and endorsers"), also waives these rights. I also waive any rights I may have under any valuation or appraisement laws.

7. CHANGES/DELAY ENFORCEMENT

No change or cancellation of this Note shall be effective unless the change or cancellation is in writing and has been signed by you and me. You can delay enforcing, or fail to enforce, any or all of your remedies under this Note without losing those or other remedies or rights.

8. GIVING OF NOTICES

Any notice that must be given to me under this Note will be given by delivering it or by mailing it addressed to me at the Mailing address above. A notice will be delivered to me at a different address if I give you a notice of my different address.

Any notice that must be given to you under this Note will be given by mailing it to you at the address stated above. A notice will be mailed to you at a different address if I am given a notice of that different address.

9. THIS NOTE COVERED BY A MORTGAGE OR DEED OF TRUST

A Mortgage or Deed of Trust of the same date as this Note protects you from possible losses which might result if I do not keep the promises which I make in this Note. That Mortgage or Deed of Trust describes how and under what conditions I may be required to make immediate payment in full of all amounts that I owe under this Note.

10. RESPNSIBILITY OF PERSONS UNDER THIS NOTE

If more than one person signs this Note, each of us is fully and personally obligated to pay the full amount owed plus the charges as described in Section 4(D) above and to keep all of the promises made in this Note. Any guarantor, surety or endorser of this Note (as described in Section 6 above) is also obligated to keep all of the promises made n this Note.

11. APPLICATION OF PAYMENTS

Payments will be applied to accrued interest before the unpaid principal balance.

12. LOAN CHARGES

If a law, which applies to this loan and which sets maximum loan charges, is finally interpreted so that the interest or other loan charges collected or to be collected in connection with this loan exceed the permitted limits, then: (i) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (ii) any sums already collected from me which exceeded permitted limits will be refunded to me. You may choose to make this refund by reducing the principal I owe under this Note or by making a direct payment to me. If a refund reduces principal, the reduction will be treated as a partial prepayment.

13. APPLICABLE LAW

This loan is made pursuant to the Alternative Mortgage Transactions Parity Act of 1982 and applicable regulations. Otherwise, to the extent not preempted by such Act and regulations, it is specifically agreed that this loan is governed by applicable Utah laws as well as all other applicable federal laws and regulations. In the event of a conflict between any provision of this Note and any federal or Utah State Statute, law or regulation in effect as of the date of this Note, the statute, law or regulation shall control to the extent of such conflict and the provision contained in this Note shall be without effect. All other provisions of this Note will remain fully effective and enforceable.

SEE PAGE 1 FOR ADDITIONAL IMPORTANT TERMS

Borrower Initials: bPL
Borrower Initials: [illegible]

Exhibit B

BrownWick Revised Loan

Compound Period .... : Monthly

Nominal Annual Rate .... : 6.966 %

CASH FLOW DATA

	Event	Date	Amount	Number	Period	End Date
1	Loan	05/01/2011	192,895.71	1		
2	Payment	06/01/2011	4,000.00	56	Monthly	01/01/2016
3	Payment	02/01/2016	2,960.31	1		

AMORTIZATION SCHEDULE - Normal Amortization

	Date	Payment	Interest	Principal	Balance
Loan	05/01/2011				192,895.71
1	06/01/2011	4,000.00	1,119.76	2,880.24	190,015.47
2	07/01/2011	4,000.00	1,103.04	2,896.96	187,118.51
3	08/01/2011	4,000.00	1,086.22	2,913.78	184,204.73
4	09/01/2011	4,000.00	1,069.31	2,930.69	181,274.04
5	10/01/2011	4,000.00	1,052.30	2,947.70	178,326.34
6	11/01/2011	4,000.00	1,035.18	2,964.82	175,361.52
7	12/01/2011	4,000.00	1,017.97	2,982.03	172,379.49
2011 Totals		28,000.00	7,483.78	20,516.22	
8	01/01/2012	4,000.00	1,000.66	2,999.34	169,380.15
9	02/01/2012	4,000.00	983.25	3,016.75	166,363.40
10	03/01/2012	4,000.00	965.74	3,034.26	163,329.14
11	04/01/2012	4,000.00	948.13	3,051.87	160,277.27
12	05/01/2012	4,000.00	930.41	3,069.59	157,207.68
13	06/01/2012	4,000.00	912.59	3,087.41	154,120.27
14	07/01/2012	4,000.00	894.67	3,105.33	151,014.94
15	08/01/2012	4,000.00	876.64	3,123.36	147,891.58
16	09/01/2012	4,000.00	858.51	3,141.49	144,750.09
17	10/01/2012	4,000.00	840.27	3,159.73	141,590.36
18	11/01/2012	4,000.00	821.93	3,178.07	138,412.29
19	12/01/2012	4,000.00	803.48	3,196.52	135,215.77
2012 Totals		48,000.00	10,836.28	37,163.72	
20	01/01/2013	4,000.00	784.93	3,215.07	132,000.70
21	02/01/2013	4,000.00	766.26	3,233.74	128,766.96
22	03/01/2013	4,000.00	747.49	3,252.51	125,514.45
23	04/01/2013	4,000.00	728.61	3,271.39	122,243.06
24	05/01/2013	4,000.00	709.62	3,290.38	118,952.68
25	06/01/2013	4,000.00	690.52	3,309.48	115,643.20
26	07/01/2013	4,000.00	671.31	3,328.69	112,314.51
27	08/01/2013	4,000.00	651.99	3,348.01	108,966.50
28	09/01/2013	4,000.00	632.55	3,367.45	105,599.05
29	10/01/2013	4,000.00	613.00	3,387.00	102,212.05
30	11/01/2013	4,000.00	593.34	3,406.66	98,805.39

BrownWick Revised Loan

Date		Payment	Interest	Principal	Balance
31	12/01/2013	4,000.00	573.57	3,426.43	95,378.96
2013 Totals		48,000.00	8,163.19	39,836.81	
32	01/01/2014	4,000.00	553.67	3,446.33	91,932.63
33	02/01/2014	4,000.00	533.67	3,466.33	88,466.30
34	03/01/2014	4,000.00	513.55	3,486.45	84,979.85
35	04/01/2014	4,000.00	493.31	3,506.69	81,473.16
36	05/01/2014	4,000.00	472.95	3,527.05	77,946.11
37	06/01/2014	4,000.00	452.48	3,547.52	74,398.59
38	07/01/2014	4,000.00	431.88	3,568.12	70,830.47
39	08/01/2014	4,000.00	411.17	3,588.83	67,241.64
40	09/01/2014	4,000.00	390.34	3,609.66	63,631.98
41	10/01/2014	4,000.00	369.38	3,630.62	60,001.36
42	11/01/2014	4,000.00	348.31	3,651.69	56,349.67
43	12/01/2014	4,000.00	327.11	3,672.89	52,676.78
2014 Totals		48,000.00	5,297.82	42,702.18	
44	01/01/2015	4,000.00	305.79	3,694.21	48,982.57
45	02/01/2015	4,000.00	284.34	3,715.66	45,266.91
46	03/01/2015	4,000.00	262.77	3,737.23	41,529.68
47	04/01/2015	4,000.00	241.08	3,758.92	37,770.76
48	05/01/2015	4,000.00	219.26	3,780.74	33,990.02
49	06/01/2015	4,000.00	197.31	3,802.69	30,187.33
50	07/01/2015	4,000.00	175.24	3,824.76	26,362.57
51	08/01/2015	4,000.00	153.03	3,846.97	22,515.60
52	09/01/2015	4,000.00	130.70	3,869.30	18,646.30
53	10/01/2015	4,000.00	108.24	3,891.76	14,754.54
54	11/01/2015	4,000.00	85.65	3,914.35	10,840.19
55	12/01/2015	4,000.00	62.93	3,937.07	6,903.12
2015 Totals		48,000.00	2,226.34	45,773.66	
56	01/01/2016	4,000.00	40.07	3,959.93	2,943.19
57	02/01/2016	2,960.31	17.12	2,943.19	0.00
2016 Totals		6,960.31	57.19	6,903.12	
Grand Totals		226,960.31	34,064.60	192,895.71	